                                                                     EXHIBIT 10i



                                 BELL ATLANTIC
                               SENIOR MANAGEMENT
                              INCOME DEFERRAL PLAN













                                         Effective January 1, 1998

                               Table of Contents
                               -----------------


              Section                               Page
              -------                               ----
  1.  Purpose                                         1
  2.  Definitions                                     1
  3.  Participation                                   4
  4.  Deferral Elections                              4
  5.  Ongoing Company Credits                         6
  6.  Conversion and Other Transitional Credits       7
  7.  Section 415 Credits                             8
  8.  Account Investments                             9
  9.  Distribution Rules                             11
 10.  Vesting, Forfeiture and Non-Compete            15
 11.  Unfunded Plan                                  17
 12.  Administration, Amendment and Termination      17


                                 BELL ATLANTIC
                     SENIOR MANAGEMENT INCOME DEFERRAL PLAN


1.   PURPOSE.
     -------

     The Bell Atlantic Senior Management Income Deferral Plan (the "Plan") is a nonqualified deferred compensation and supplemental retirement plan. Its purpose is to enable Participants to defer voluntarily the receipt of certain compensation, and to provide retirement and other benefits to Participants through a defined contribution, individual account program.

2.   DEFINITIONS.
     -----------

     (a) Base Salary and Eligible Base Salary.  "Base Salary" is the gross
         ------------------------------------
amount (before reduction for tax withholding, pre-tax or after-tax contributions to any employee benefit plans, or other special payroll reductions) of total annual base recurring salary. "Eligible Base Salary" is the portion of Base Salary for a Plan Year in excess of the Qualified Plan Compensation Limit for that Plan Year, provided, however, that (i) the Plan Administrator shall have the discretion to calculate Eligible Base Salary without regard to any merit increases in Base Salary which occur during a Plan Year, (ii) in the case of a newly hired, newly promoted, or newly demoted Senior Manager, Eligible Base Salary for the year of hiring, promotion, or demotion shall be prorated and calculated in a reasonable manner as determined by the Plan Administrator, and
(iii) Eligible Base Salary shall also include any pre-tax contribution to the Bell Atlantic Savings Plan for Salaried Employees which exceeds the limitations set forth in Sections 401, 402, or 415 of the Internal Revenue Code (plus the earnings on any such excess contribution).

     (b) Bell Atlantic, Bell Atlantic Company and Company.  "Bell Atlantic"
         ------------------------------------------------
means Bell Atlantic Corporation or any successor. "Bell Atlantic Company" or "Company" means (i) Bell Atlantic, (ii) each corporation and partnership in which Bell Atlantic has a direct or indirect ownership interest of at least 50%, and (iii) any other corporation, partnership or other entity which the Plan Administrator determines shall be treated as a Bell Atlantic Company for purposes of this Plan.

     (c) Bonus Compensation and Eligible Bonus Compensation.
         --------------------------------------------------
"Bonus Compensation" is the gross amount (before reduction for tax withholding, pre-tax or after-tax contributions to any employee benefit plans, or other special payroll reductions) of (i) a short-term incentive award under the Bell Atlantic Senior Management Short Term Incentive Plan, (ii) a short-term incentive award under the Bell Atlantic Attorney Incentive Plan, and (iii) any other incentive award paid by a Participating Company which is designated by the Plan Administrator as Bonus

Compensation for purposes of this Plan. All Bonus Compensation shall be "Eligible Bonus Compensation" provided, however, that in the case of a newly promoted or newly demoted Senior Manager, Eligible Bonus Compensation for the year of promotion or demotion shall be determined and calculated in a reasonable manner as determined by the Plan Administrator.

     (d) Company Balance.  The term "Company Balance" is defined in section
         ---------------
9(a) of this Plan.

     (e) Change in Control.  The term "Change in Control" shall be an event
         -----------------
which results in funding of the Bell Atlantic Rabbi Trust or any successor trust or other financial arrangement which is designed to provide Participants in this Plan with additional assurance that the obligation to pay benefits under this Plan will be honored.

     (f) Employee Balance.  The term "Employee Balance" is defined in Section
         ----------------
9(a) of this Plan.

     (g) HRC.  "HRC" means the Human Resources Committee of the Board of
         ---
Directors of Bell Atlantic.

     (h) Investment Funds.  The term "Investment Funds" is defined in Section
         ----------------
8(a) of this Plan.

     (i) Internal Revenue Code.  "Internal Revenue Code" means the Internal
         ---------------------
Revenue Code of 1986, as amended.

     (j) Other Eligible Compensation.  "Other Eligible Compensation" shall mean
         ---------------------------
any form of compensation, other than Eligible Base Salary and Eligible Bonus Compensation, which the Plan Administrator determines is eligible to be deferred or credited to a Participant's Account under the terms of this Plan.

     (k) Participant.  The term "Participant" includes an "Active Participant"
         -----------
and an "Inactive Participant" as those terms are defined in Section 3 of this Plan.

     (l) Participant's Account.  The term "Participant's Account" shall refer,
         ---------------------
collectively, to the unfunded book-entry sub-accounts which represent a Participant's deferred compensation, retirement benefits, and other benefits under this Plan, as adjusted from time to time to reflect credits to such sub-accounts, withdrawals from such sub-accounts, and earnings and losses derived from the performance of the Investment Funds to which sub-account balances have been allocated. Each Participant's Account, and the credits reflected in such account, shall consist of the aggregate of the following sub-accounts and credits.

           (1) Personal Deferral Sub-Account and Personal Deferral Credits. The
               -----------------------------------------------------------
"Personal Deferral Sub-Account" shall consist of (i) certain conversion credits as provided for in Section 6 of the Plan, (ii) credits pursuant to a Participant's voluntary election to defer the receipt of Eligible Base Salary, Eligible Bonus Compensation, or Other Eligible Compensation as provided for in
Section 4 of the Plan, and (iii) credits pursuant to any employment, retention, stay incentive, or other agreement between a Participant and any Bell Atlantic Company which provides for a credit of Other Eligible Compensation to this sub-account in accordance with Section 5(c) of the Plan. All credits described in this sub-paragraph (1), and all earnings and losses with respect to such credits, are collectively referred to in this Plan as "Personal Deferral Credits".

           (2) Matching Contribution Sub-Account and Matching Contribution
               -----------------------------------------------------------
Credits. The "Matching Contribution Sub-Account" shall consist of (i) certain
-------
conversion credits as provided for in Section 6 of the Plan, and (ii) matching credits provided by the Company in accordance with Section 5(a) of the Plan. All credits described in this sub-paragraph (2), and all earnings and losses with respect to such credits, are collectively referred to in this Plan as "Matching Contribution Credits".

          (3)  Retirement Contribution Sub-Account and Retirement Contribution
               ---------------------------------------------------------------
Credits.  The "Retirement Contribution Sub-Account" shall consist of (i) certain
-------
conversion and other credits as provided for in Section 6 of the Plan, (ii) retirement credits provided by the Company in accordance with Section 5(b) of the Plan, (iii) certain other retirement credits provided by the Company in accordance with Section 7 of the Plan, and (iv) credits pursuant to any employment, retention, stay incentive or other agreement between a Participant and any Bell Atlantic Company which provides for a credit of Other Eligible Compensation to this sub-account in accordance with Section 5(c) of the Plan. All credits described in this sub-paragraph (3), and all earnings and losses with respect to such credits, are collectively referred to in this Plan as "Retirement Contribution Credits".

     (m) Participating Company.  Each Bell Atlantic Company which employs one
         ---------------------
or more Senior Managers at any time during a Plan Year, or which was the last employing company of one or more Inactive Participants in this Plan, shall be a "Participating Company" in this Plan.

     (n) Plan Year  The "Plan Year" shall be the calendar year.
         ---------

     (o) Qualified Plan Compensation Limit.  The "Qualified Plan Compensation
         ---------------------------------
Limit" is the limit under Section 401(a)(17) of the Internal Revenue Code.

     (p) Senior Manager.  A "Senior Manager" is any active employee of a Bell
         --------------
Atlantic Company who (i) is designated, or has previously been designated, as a "Senior Manager" in accordance with procedures approved by the HRC (or is an attorney with a compensation grade comparable to Senior Manager), and (ii) has not subsequently been demoted below the rank of Senior Manager.

3.   PARTICIPATION.
     -------------

     (a) Active Participation.  Each actively employed Senior Manager on January
         --------------------
1, 1998 shall be an "Active Participant" in the Plan effective January 1, 1998 and shall continue to be an Active Participant for so long as he or she remains a Senior Manager. Each Senior Manager hired or promoted into Senior Manager status after January 1, 1998 shall be an Active Participant in the Plan effective on the date on which the Senior Manager was hired or promoted into that status and shall continue to be an Active Participant for so long as he or she remains a Senior Manager.

     (b) Promotion to Senior Management. Each employee who is promoted to a
         ------------------------------
Senior Manager position will forfeit any future right to benefits, after the date of promotion and while remaining an Active Participant, under the Bell Atlantic Supplemental Retirement Plan for non-Senior Managers ("SRP") and any other plan of any Bell Atlantic Company in which the Plan Administrator determines that Senior Managers shall not participate. Upon any such promotion, the account balance (or accrued benefit) of the Participant under any such plan referred to in this paragraph shall be transferred to this Plan in accordance with Section 6(b) of the Plan.

     (c) Consequences of Demotion.  If an Active Participant is demoted so that
         ------------------------
he or she ceases to be a Senior Manager, such individual shall cease to be a Participant as of the effective date of the demotion. The Participant's Account of any such individual shall be transferred and credited to the SRP, and shall become subject to the terms and conditions of that plan.

     (d) Other Participation.  Any employee who has separated from service on or
         -------------------
after January 1, 1998 and who, at the time of such separation, was an Active Participant with an account balance under the Plan, shall be an "Inactive Participant" in the Plan as of the date of such separation. Any employee who separated from service on or before December 31, 1997 with an account balance governed by the provisions of the Bell Atlantic Deferred Compensation Plan (the predecessor to this Plan) or the Bell Atlantic Incentive Award Deferral Plan (the predecessor to the Bell Atlantic Deferred Compensation Plan) shall continue to have his or her account balance governed by the Plan provisions that were in effect on the date he or she separated from service.

4.   DEFERRAL ELECTIONS.
     ------------------

     (a) Voluntary Deferrals.  Each Participant may elect to defer the receipt
         -------------------
of Eligible Base Salary, Eligible Bonus Compensation, and Other Eligible Compensation in accordance with this Section 4.

     (b) Timing of Elections to Defer Eligible Base Salary and Eligible Bonus
         --------------------------------------------------------------------
Compensation.  An election by a Participant to defer the receipt of Eligible
------------
Base Salary or Eligible Bonus Compensation shall be delivered to the Plan Administrator as follows.

           (1) General Rule.  Except as provided in sub-paragraph (2) below,
               ------------
for each Plan Year, an election by a Participant to defer Eligible Base Salary or Eligible Bonus Compensation shall be delivered to the Plan Administrator not later than the date specified by the Plan Administrator, which date shall be on or before the last business day of December prior to the Plan Year in which the compensation to be deferred would have been paid. Any such election may be changed or revoked by the Participant on or before, but not after, such last day of December. During the Plan Year, a Participant shall not have the right to modify the rate or amount of deferral of Eligible Base Salary or Eligible Bonus Compensation.

           (2) Newly Hired and Newly Promoted Participants.  Newly hired and
               -------------------------------------------
newly promoted Participants shall have a 30-day period, following the effective date of such hiring or promotion, in which to deliver an election to defer Eligible Base Salary or Eligible Bonus Compensation. Any such deferral election shall become irrevocable seven calendar days after the Participant delivers such election to the Plan Administrator. Deferral elections for subsequent years shall be governed by the general rule set forth in sub-paragraph (1) above.

     (c) Timing of Elections to Defer Other Eligible Compensation.  An election
         --------------------------------------------------------
by a Participant to defer the receipt of Other Eligible Compensation shall be delivered to the Plan Administrator not later than the date determined by the Plan Administrator.

     (d) Election Forms.  The deferral election, and any permitted change to or
         --------------
revocation of such election, shall be completed and signed by the Participant on a form provided by the Plan Administrator (an "Election Form") or shall be made by the Participant, in writing, in such other manner as the Plan Administrator may approve. An Election Form shall permit the Participant to make separate deferral elections for Eligible Base Salary, Eligible Bonus Compensation and Other Eligible Compensation, subject to the following rules.

           (1) Eligible Base Salary.  In accordance with the terms of the
               --------------------
Election Form, the Participant may elect to defer a whole percentage or a stated amount of Eligible Base Salary, provided that the amount deferred equals or exceeds 6 percent of Eligible Base Salary.

           (2) Eligible Bonus Compensation.  In accordance with the terms of
               ---------------------------
the Election Form, the Participant may elect to defer a whole percentage or a stated amount of Eligible Bonus Compensation, provided that the amount deferred equals or exceeds 6 percent of Eligible Bonus Compensation.

           (3) Other Eligible Compensation.  The Participant may elect to defer
               ---------------------------
any whole percentage or stated amount of Other Eligible Compensation that is permitted by the terms of the Election Form.

     (e) Credits to Personal Deferral Sub-Account.  If a Participant makes a
         ----------------------------------------
deferral election pursuant to this Section 4, Personal Deferral Credits for the amounts deferred shall be calculated and made to the Participant's Personal Deferral Sub-Account in accordance with procedures established by the Plan Administrator.

5.   ONGOING COMPANY CREDITS.
     -----------------------

     (a) Matching Contribution Credits.  Each Active Participant shall be
         -----------------------------
entitled to have Matching Contribution Credits made to his or her Matching Contribution Sub-Account on the following basis.

           (1) Matching Base Salary Credits. If the Participant elects to defer
               ----------------------------
6 percent or more of his or her Eligible Base Salary for the Plan Year, the Matching Contribution Credits shall be equal to 83 1/3 percent of the first 6 percent of Eligible Base Salary. Throughout the Plan Year, such Matching Contribution Credits shall be calculated by the Plan Administrator and made to the Participant's Matching Contribution Sub-Account as of the same date as the associated Personal Deferral Credits provided for in Section 4(e) of the Plan.

           (2) Matching Bonus Credits. Subject to paragraph (d) below, if the
               ----------------------
Participant elects to defer 6 percent or more of his or her Eligible Bonus Compensation for the Plan Year, the Matching Contribution Credits shall be equal to 83 1/3 percent of the first 6 percent of Eligible Bonus Compensation. Such Matching Contribution Credits shall be calculated by the Plan Administrator and made to the Participant's Matching Contribution Sub-Account as of the same date as the associated Personal Deferral Credits provided for in Section 4(e) of the Plan.

     (b) Retirement Contribution Credits.  Each Active Participant shall be
         -------------------------------
entitled to have Retirement Contribution Credits made to his or her Retirement Contribution Sub-Account on the following basis.

           (1) Retirement Base Salary Credits.  Annual Retirement Contribution
               ------------------------------
Credits equal to 32 percent of a Participant's Eligible Base Salary for the Plan Year shall be made to the Participant's Retirement Contribution Sub-Account for the first 240 months following commencement of participation in the Plan, provided that such 240 month period shall be reduced by the number of months (if any) during which the Participant previously participated in the NYNEX Senior Management Nonqualified Defined Contribution Pension Plan (the "NYNEX Defined Contribution Plan"). After such 240 month period, annual Retirement Contribution Credits equal to 7 percent of the Participant's Eligible Base Salary for the Plan Year shall be made to the Participant's Retirement Contribution Sub-Account. The Retirement Contribution Credits provided for in this paragraph shall be calculated in accordance with guidelines established by the Plan Administrator and made to the Participant's Retirement Contribution Sub-Account as of the last day of each month of the Plan Year.

           (2) Retirement Bonus Credits. Subject to Paragraph (d) below, annual
               ------------------------
Retirement Contribution Credits equal to 32 percent of a Participant's Eligible Bonus Compensation for the Plan Year shall be made to the Participant's Retirement Contribution Sub-Account for the first 240 months following commencement of participation in the Plan, provided that such 240 month period shall be reduced by the number of months (if any) during which the Participant previously participated in the NYNEX Defined Contribution Plan. After such 240 month period, annual Retirement Contribution Credits equal to 7 percent of the Participant's Eligible Bonus Compensation for the Plan Year shall be made to the Participant's Retirement Contribution Sub-Account. The Retirement Contribution Credits provided for in this paragraph shall be made to the Participant's Retirement Contribution Sub-Account as of the date that the associated Eligible Bonus Compensation is paid (or would have been paid in the absence of a deferral election under this Plan.)

     (c) Credits of Other Eligible Compensation.  If a Participant has entered
         --------------------------------------
into an agreement or arrangement with any Bell Atlantic Company that provides for Other Eligible Compensation to be credited to the Participant's Account, such credits shall be made in accordance with the terms of such agreement or arrangement, and in a manner approved by the Plan Administrator.

     (d) Special Rule for Inactive Participants. If a Participant is an
         --------------------------------------
Inactive Participant at the time Eligible Bonus Compensation becomes payable (or would otherwise become payable in the absence of a deferral election under this
Plan), the Plan Administrator shall determine, in his or her sole discretion, whether the Participant shall receive the Matching Contribution Credits and Retirement Contribution Credits provided for in paragraphs (a)(2) and (b)(2) with respect to such Eligible Bonus Compensation.

6. CONVERSION AND OTHER TRANSITIONAL CREDITS.
   -----------------------------------------

     (a) Conversion Credits as of January 1, 1998.  Active Participants on
         ----------------------------------------
January 1, 1998 shall receive opening conversion credits under the Plan equal to the amount of any account balance and any accrued benefits they may have under
(i) the Bell Atlantic Deferred Compensation Plan; (ii) the Bell Atlantic Senior Management Retirement Income Plan; (iii) the Bell Atlantic Executive Management Retirement Income Plan; (iv) the NYNEX Supplemental Savings Plan; (v) the NYNEX Defined Contribution Plan; (vi) the NYNEX Incentive Award Deferral Program;
(vii) the NYNEX Supplemental Pension Plan; or (viii) the NYNEX Mid Career Pension Plan. The Plan Administrator shall determine the amount of any accrued benefits under any such plan, and shall further determine, based on the character of the account balance or accrued benefits under the applicable plan, whether conversion credits under this Plan shall be made as Personal Deferral Credits, Matching Contribution Credits, or Retirement Contribution Credits.

     (b) Conversion Credits after January 1, 1998. Employees who are promoted to
         ----------------------------------------
a Senior Manager position after January 1, 1998 shall receive opening conversion credits under the Plan equal to the amount of any account balance and any accrued benefits they may have under (i) the Supplemental Savings Part of the SRP; (ii) the Supplemental Cash Balance Part of the SRP; or (iii) any other nonqualified deferred compensation plan or arrangement of a Bell Atlantic Company if the Plan Administrator determines that the employee shall no longer participate in such plan or arrangement. Such conversion credits shall be made by the Plan Administrator as soon as practicable following the date of promotion. The Plan Administrator shall determine the amount of any accrued benefits under any such plan, and shall further determine, based on the character of the account balance or accrued benefits under the applicable plan or arrangement, whether such conversion credits shall be made as Personal Deferral Credits, Company Matching Credits, or Retirement Contribution Credits.

     (c) Annual Transition Credits.  If a Participant is entitled to an annual
         -------------------------
transition credit for a Plan Year, such transition credit shall be made to the Participant's Retirement Contribution Sub-Account as of December 31 of such year, unless the Participant is separating from service during such year, in which case the transition credit shall be made as soon as practicable following the Participant's separation from service.

    (d) Potential Interim Amount.  If a Participant is entitled to a potential
        ------------------------
interim amount ("PIA") credit for the year in which the Participant separates from service, the amount of such PIA shall be credited to the Participant's Retirement Contribution Sub-Account as soon as practicable following the Participant's separation from service.

7.   SECTION 415 CREDITS.
     -------------------

     (a) General.  Subject to paragraph (b) below, if a Participant's accrued
         -------
benefit under the Bell Atlantic Cash Balance Plan, upon commencement of benefits thereunder, exceeds the benefit permitted by Section 415 of the Internal Revenue Code ("Section 415"), the excess amount shall be credited to the Participant's Retirement Contribution Sub-Account as of the Participant's benefit commencement date. Any such credit pursuant to this paragraph or paragraph (b) below shall be in full satisfaction of any right to similar credits or benefits which the Participant may have under any NYNEX benefit plan.

     (b) Participants Who Previously Received Section 415 Credits.  For those
         --------------------------------------------------------
Participants who previously received a Section 415 credit to their account balance under the NYNEX Defined Contribution Plan, the calculation described in paragraph (a) above shall be made upon the Participant's commencement of benefits under the Bell Atlantic Cash Balance Plan. If the amount calculated under paragraph (a) exceeds the Section 415 credit that was previously made to the Participant's account under such NYNEX plan, as determined by the Plan Administrator, the excess amount shall be credited to the

Participant's Retirement Contribution Sub-Account as of the Participant's benefit commencement date.

8.   ACCOUNT INVESTMENTS.
     --------------------

     (a) General.  The balance in a Participant's Account shall be allocated by
         -------
the Participant to the Investment Funds under the Plan in accordance with this
Section 8. The Investment Funds shall consist of a set of unfunded book-entry investment accounts. Except as provided below, (i) each Investment Fund shall correspond to, and shall mirror the earnings and valuation performance of, an investment fund under the Bell Atlantic Savings Plan for Salaried Employees ("BASP"); (ii) each Investment Fund shall be available as an investment choice for the balance in a Participant's Account; and (iii) in the event that there is a change in, addition to, or deletion of any of the investment funds in the BASP, a corresponding change, addition, or deletion shall be made in the Investment Funds offered under this Plan.

           (1) Telecommunications Fund.  The Plan shall continue to maintain an
               -----------------------
Investment Fund known as the "Telecommunications Fund" for any Participant who, as of December 31, 1997, had an account balance invested in the telecommunications fund under any prior nonqualified deferred compensation plan maintained by NYNEX Corporation and who elected to transfer all or any portion of such balance into the "Telecommunications Fund" in this Plan as of January 1, 1998. Amounts allocated to such fund shall be limited to account balances described in the preceding sentence, and no new credits may be allocated or transferred to the Telecommunications Fund. Any or all of the balance of a Participant's Account allocated to the Telecommunications Fund may be transferred to any other Investment Fund in accordance with paragraph (b)(2) below, provided that balances transferred out of the Telecommunications Fund may not be transferred back into such fund. Any balance remaining in the Telecommunications Fund at the time a Participant separates from service must be transferred to another Investment Fund no later than December 31 of the year such separation occurs.

           (2) Tandem Investment Fund.  The Plan shall continue to maintain an
               ----------------------
Investment Fund known as the "Tandem Investment Fund" for any Participant who, as of December 31, 1997, had an account balance invested in the tandem account under any prior nonqualified deferred compensation plan maintained by Bell Atlantic Corporation and who elected to transfer all or any portion of such balance into the "Tandem Investment Fund" in this Plan as of January 1, 1998. This fund shall track the earnings and valuation performance, as determined by the Plan Administrator over the life of the Participant's selection of this fund, of the greater of (i) Bell Atlantic common stock, and (ii) the investment performance of ten year U.S. Treasury notes. Amounts allocated to this fund shall be limited to account balances described in the first sentence of this sub-paragraph, and no new credits may be allocated or transferred to the Tandem Investment Fund. Any or all of the balance of a Participant's Account allocated to the Tandem Investment Fund may be transferred to any other Investment Fund, provided that such a transfer shall be permitted on only one occasion per year (unless the Plan Administrator decides to permit more frequent transfers), and provided further, that balances transferred out of the Tandem Investment Fund may not be transferred back into such fund. Any balance remaining in the Tandem Investment Fund at the time a Participant separates from service must be transferred to another Investment Fund no later than December 31 of the year such separation occurs.

           (3) Bell Atlantic Shares Fund. The Plan shall maintain an Investment
               -------------------------
Fund known as the "Bell Atlantic Shares Fund" which shall mirror the earnings and valuation performance of Bell Atlantic common stock. The entire balance in a Participant's Matching Contribution Sub-Account shall initially be allocated to the Bell Atlantic Shares Fund, provided, however, that a Participant may thereafter transfer all or any portion of such balance out of the Bell Atlantic Shares Fund and into any other available Investment Fund in accordance with paragraph (b)(2) below.

           (4) Additional Investment Funds. In addition to the Investment Funds
               ---------------------------
described above, the HRC may from time to time provide for alternative investment funds or choices under the Plan, subject to such restrictions on eligibility to select an alternative investment fund or choice and such other terms and conditions as the HRC may establish.

           (5) Discontinuation of BASP.  Notwithstanding any other provision of
               -----------------------
this paragraph (a), in the event that the BASP is discontinued, (i) a single Investment Fund shall be established under this Plan which shall track the earnings and valuation performance of ten year U.S. Treasury notes, and (ii) the entire balance in each Participant's Account shall be transferred to such Investment Fund as of the date the BASP is discontinued.

     (b) Investment Elections.  Elections to allocate balances in a
         --------------------
Participant's Account to the available Investment Funds shall be made by Participants in whole percentage units, subject to the following rules.

           (1) Initial Elections.  Senior Managers who will be Active
               -----------------
Participants on January 1, 1998 shall submit their initial investment elections, on a form provided by the Plan Administrator, no later than December 31, 1997. Newly hired or promoted Participants shall submit their initial investment elections, on a form provided by the Plan Administrator, within 30 days of the effective date of being hired or promoted. Investment elections may allocate balances in a Participant's Account to any Investment Fund, and elections shall be applied uniformly to the balance in each of the Participant's sub-accounts, except that (i) allocations to the Telecommunications Fund and the Tandem Investment Fund shall be subject to the limitations described in paragraphs
(a)(1) and (2) above, and (ii) balances in the Matching Contribution Sub-Account shall initially be allocated to the Bell Atlantic Shares Fund as provided in paragraph (a)(3) above.

           (2) Changes in Investment Elections.  Except as provided in paragraph
               -------------------------------
(a)(2) above with respect to the Tandem Investment Fund, Participants shall be permitted to change their investment elections at least once per month, and may be permitted to change their elections more frequently if the Plan Administrator so determines. Changes in investment elections and the consequent transfers to different Investment Funds shall be applied uniformly to balances in a Participant's Account that are eligible to be transferred. From the period January 1, 1998 until March 31, 1999, any change in investment elections will be effective on the first day of the calendar month succeeding such change. Beginning April 1, 1999, any change in investment elections will be effective on the first day following such change.

9.   DISTRIBUTION RULES.
     ------------------

     (a) General Rules for Distribution Elections. Each Participant shall be
         ----------------------------------------
permitted to make a separate distribution election with respect to (i) vested balances in the Participant's Personal Deferral Sub-Account (an "Employee Balance") and (ii) vested balances in the Participant's Matching Contribution Sub-Account and Retirement Contribution Sub-Account (a "Company Balance"). Each such election must be submitted on a form provided by the Plan Administrator and shall be subject to the following rules.

           (1) Commencement of Distributions. Subject to sub-paragraphs (2) and
               -----------------------------
(5) below, the Participant may elect to begin receiving distributions of the Employee Balance during active service or upon or after separation from service. Subject to sub-paragraphs (2) and (5) below, and also subject to Section 10(e) of the Plan, the Participant may elect to begin receiving distributions of the Company Balance upon or after separation from service; provided further, that following a Change in Control of Bell Atlantic, distributions of the Company Balance shall also be permitted (subject to sub-paragraphs (2) and (5) below) during active service.

           (2) Twelve Months Between Election and Commencement Date. The date
               ----------------------------------------------------
elected by the Participant for distributions to commence must be at least twelve months from the date the election form is submitted. If the Participant elects to commence distributions at separation from service, and separation occurs within twelve months of such election, distributions will begin twelve months after the election is submitted, provided the election is not invalidated by sub-paragraph (5) below. Notwithstanding this requirement, (i) if a Participant makes an election, prior to January 1, 1998, to receive a distribution upon separation from service and such separation occurs within twelve months of the election, such election shall be honored, and (ii), if a newly hired or newly promoted Participant makes an election, within 30 days of being hired or promoted, to receive a distribution upon separation from service and such separation occurs within twelve months of the election, such election shall also be honored.

           (3) Bifurcation of Employee Balance and Company Balance. The
               ---------------------------------------------------
Participant shall be allowed to divide his or her Employee Balance into two portions (with each portion consisting of a whole percentage of the total balance) and make a separate distribution election for each portion of the balance so divided. Subject to

Section 10(e) of the Plan, the Participant shall also be allowed to divide his or her Company Balance into two portions (with each portion consisting of a whole percentage of the total balance) and make a separate distribution election for each portion of the balance so divided. If the Participant elects to have distributions of the Employee Balance commence prior to separation from service, any additional deferrals after the earliest elected commencement date and before the later elected commencement date will be subject to the form and timing of the later elected commencement date; any additional deferrals after the later elected commencement date will be subject to the default rules under paragraph
(c) below for form and timing of distributions.

           (4) Five Day Waiting Period for Irrevocability. An election shall
               ------------------------------------------
become irrevocable at the close of the fifth business day following delivery to the Plan Administrator of a signed election form.

           (5) Invalid Elections. Any election will be invalid if it is
               -----------------
delivered to the Plan Administrator less than twelve months prior to the date on which, in the absence of such election, the Participant would begin to receive a distribution of the Employee Balance or Company Balance covered by such election.

           (6) Death of Participant. If the Participant dies, his or her
               --------------------
distribution election shall be canceled and any ongoing distribution arrangement shall cease. The death benefit distribution rules under paragraph (d) below shall then apply.

           (7) One-Time Modification. A Participant shall be allowed one
               ---------------------
opportunity to modify a previously delivered distribution election with respect to the Participant's Employee Balance and one opportunity to modify a previously delivered distribution election with respect to the Participant's Company Balance. Such modifying elections may be made on separate occasions, on a form provided by the Plan Administrator, provided that each such election shall be subject to the rules set forth in sub-paragraphs (1) through (6) above.

           (8) Non-Compete Requirements. A distribution election with respect
               ------------------------
to a Participant's Company Balance is subject to the non-compete requirements of
Section 10 of this Plan.

     (b) Form of Distributions. The Participant may elect to receive
         ---------------------
distributions of his or her vested Employee Balance or vested Company Balance (or portions of such balances) as follows.

           (1) Single Sum. The Participant may elect to receive a single sum
               ----------
distribution of the Participant's Employee Balance or Company Balance covered by the election. At the time such distribution is due, the amount of the distribution shall be calculated by the Plan Administrator and shall be paid as soon as administratively practicable following such calculation.

           (2) Annual Installments from Two to Thirty Years.  Alternatively, the
               --------------------------------------------
Participant may elect to receive installment distributions which shall be paid annually, over a period of two to thirty years as elected by the Participant. Each installment shall be equal to (i) the undistributed portion of the Employee Balance or Company Balance covered by the election, multiplied by (ii) a fraction, the numerator of which shall be one, and the denominator of which shall be the number of remaining annual installments. At the time each installment is due, the amount of the installment shall be calculated by the Plan Administrator and shall be paid as soon as administratively practicable following such calculation.

           (3) Appreciation Only. Alternatively, the Participant may elect to
               -----------------
receive distributions of appreciation with respect to the Employee Balance or Company Balance covered by an election. Under this option, distributions shall be paid to the Participant each month, up to and including the month of the Participant's death, at which time the balance covered by this election (adjusted to reflect such monthly distributions) shall be paid in accordance with paragraph (d). Each monthly distribution during the Participant's lifetime shall be equal to the greater of (i) a fixed amount equal to two-thirds of one percent of the balance covered by the election immediately prior to the first distribution, and (ii) the amount by which the current balance covered by the election exceeds such balance immediately after the first distribution. At the time each monthly distribution is due, the amount of the distribution shall be calculated by the Plan Administrator and shall be paid as soon as administratively practicable following such calculation.

     (c) Default for Form and Timing of Distributions. If, with respect to all
         --------------------------------------------
or a portion of a Participant's Employee Balance or Company Balance, a Participant does not make a distribution election, or if his or her distribution election is determined to be invalid and is not subject to a prior valid election, the entire vested portion of such Employee Balance and/or Company Balance shall be distributed in a single sum on the later of (i) the end of the month in which the Participant's 60th birthday occurs, or (ii) the Participant's separation from service from all Bell Atlantic Companies; provided, further, that any distribution of the balance in the Participant's Retirement Contribution Sub-Account shall be subject to Section 10(e) of the Plan.

     (d) Death of Participant. If a Participant dies with a vested balance in
         --------------------
his or her Participant's Account, any distribution elections pursuant to paragraphs (a) and (b) above shall be cancelled and the following rules shall apply.

           (1) Election of Form of Distribution in the Event of Death.  Each
               ------------------------------------------------------
Participant shall be entitled to make or change a distribution election, which shall become effective upon his or her death, that provides for annual installments to be paid to the Participant's beneficiary or beneficiaries over a period of two to ten years. Any such election must be submitted on a form provided by the Plan Administrator, and shall include a designation of beneficiaries. Each installment paid to a particular beneficiary shall be equal to (i) the undistributed portion of the Participant's Account to which the beneficiary is entitled, multiplied by (ii) a fraction, the numerator of which shall be one, and the denominator of which shall be the number of remaining annual installments. The first installment shall be calculated by the Plan Administrator and paid as soon as administratively practicable following the date of the Participant's death, and each subsequent installment shall be paid on or about the anniversary of the first installment.

           (2) Default Distribution. If a Participant dies without having made
               --------------------
the death-benefit election described in sub-paragraph (1), the entire vested balance of his or her Participant's Account shall be paid in a single sum to the Participant's beneficiaries or estate as soon as administratively practicable following the date of death.

     (e) Early Withdrawals Subject to Penalty. Except as provided in this
         ------------------------------------
paragraph, neither the Participant, a beneficiary, nor the estate of a Participant shall have any right to receive a distribution or make any withdrawal from the Plan, other than in accordance with the terms of the Plan which apply to elective distributions, default distributions or distributions in the event of death. Prior to the commencement date or dates of any elective or mandatory distributions under paragraphs (a) through (c) above, a Participant may withdraw all or any portion of the vested balance of the Participant's Account (an "Early Withdrawal"), subject to the following rules.

           (1) Early Withdrawal from Personal Deferral Sub-Account. A
               ---------------------------------------------------
Participant may at any time submit a written notice directing the Plan Administrator to distribute, as soon as practicable, all or any portion of any vested balance in the Participant's Personal Deferral Sub-Account; provided, however, that in each such instance of an Early Withdrawal, the Participant's Personal Deferral Sub-Account shall be reduced by six percent of the amount of the Early Withdrawal. In the event that the Early Withdrawal would not leave a balance in the Personal Deferral Sub-Account equal to at least six percent of the Early Withdrawal amount (prior to giving effect to the six percent penalty), the Early Withdrawal amount shall be reduced by the Plan Administrator to the extent necessary to give full effect to such penalty.

           (2) Early Withdrawal from Matching Contribution Sub-Account or
               ----------------------------------------------------------
Retirement Contribution Sub-Account. Subject to Section 10(e) of the Plan, at
-----------------------------------
any time following a Participant's separation from service, the Participant may submit a written notice directing the Plan Administrator to distribute, as soon as practicable, all or any portion of any vested balance in the Participant's Retirement Contribution Sub-Account or Matching Contribution Sub-Account; provided, however, that in each such instance of an Early Withdrawal, the Participant's applicable sub-account shall be reduced by six percent of the amount of the Early Withdrawal. In the event that the Early Withdrawal would not leave a balance in such sub-account equal to at least six percent of the Early Withdrawal amount (prior to giving effect to the six percent penalty), the Early Withdrawal amount shall be reduced by the Plan Administrator to the extent necessary to give full effect to such penalty.

     (f) Prior Plan Distribution Rules. The distribution rules of this
         -----------------------------
Section 9 and any distribution elections made hereunder shall supercede the distribution rules and any elections made under the prior plans described in
Section 6 of this Plan, except as follows. Notwithstanding any other provision of this Section 9, in the event that any Participant made an election under a prior plan, before the fourth quarter of 1997, to receive an in-service distribution from such plan in 1998 with respect to an account balance or accrued benefit that was transferred to this Plan pursuant to Section 6, such distribution election for 1998 (but not for subsequent years) shall be honored.

10.  VESTING, FORFEITURE AND NON-COMPETE.
     -----------------------------------

     (a) Personal Deferral Sub-Account. Except as otherwise provided in
         -----------------------------
an agreement between the Participant and a Bell Atlantic Company regarding the crediting of Other Eligible Compensation to the Participant's Personal Deferral Sub-Account, each Participant shall at all times be fully vested in the balance in his or her Personal Deferral Sub-Account, and such balance shall under no circumstances be subject to forfeiture. The rights of the Participant to such sub-account balance shall not be assignable or subject to alienation.

     (b) Matching Contribution and Retirement Contribution Sub-Account.
         -------------------------------------------------------------
Each Participant shall be fully vested in the balance in his or her Matching Contribution Sub-Account after attaining three years of service with any Bell Atlantic Company. Except as otherwise provided in an agreement between the Participant and a Bell Atlantic Company regarding the crediting of Other Eligible Compensation to the Participant's Retirement Contribution Sub-Account, and subject to paragraph (c) below, each Participant shall be fully vested in the balance in his or her Retirement Contribution Sub-Account. The rights of the Participant to each such sub-account balance shall not be assignable or subject to alienation.

     (c) Potential Forfeiture and Other Remedies. Bell Atlantic shall have the
         ---------------------------------------
discretion to cause a forfeiture of all or part of the balance in a Participant's Retirement Contribution Sub-Account if Bell Atlantic determines that (i) the Participant has engaged in "Competitive Activities" as described in paragraph (d) below, or (ii) while an active employee, the Participant has engaged in serious misconduct contrary to written policies and harmful to Bell Atlantic or its affiliated companies or their reputation; provided, however, that under no circumstances shall the Plan Administrator, the HRC, or any other officer or director of any Bell Atlantic Company, take any action on or after the occurrence of a Change in Control of Bell Atlantic to cause forfeiture of any such sub-account balance. In addition, the Chairman of Bell Atlantic shall have the discretion to cause a forfeiture of any PIA credit made to a Participant's Retirement Contribution Sub-Account if the Chairman determines that the Participant's separation from service is seriously detrimental to the interests of any Bell Atlantic Company; provided, however, that the Chairman may not cause such a forfeiture on or after the occurrence of a Change in Control of Bell Atlantic.

     (d) Competitive Activities. A Participant will be considered to have
         ----------------------
engaged in "Competitive Activities" if, during the period of the Participant's employment with any Bell Atlantic Company, through the second anniversary of the Participant's separation from service for any reason from all Bell Atlantic Companies, the Participant, without the prior written consent of the Plan Administrator, (i) personally engages in "Competitive Activities" (as hereinafter defined); or (ii) works for, owns, manages, operates, controls or participates in the ownership, management, operation or control of, or provides consulting or advisory services to, any individual, partnership, firm, corporation or institution engaged in Competitive Activities; provided, however, that the Participant's purchase or holding, for investment purposes, of securities of a publicly-traded company shall not constitute "ownership" or "participation in ownership" for purposes of this paragraph so long as the Participant's equity interest in any such company is less than a controlling interest. "Competitive Activities" means business activities relating to products or services of the same or similar type as the products or services which (i) are sold (or, pursuant to an existing business plan, will be sold) to paying customers of one or more Bell Atlantic Companies, and (ii) for which the Participant had responsibility to plan, develop, manage, market or oversee within the prior 24 months, or, in the case of an Inactive Participant, within the 24 months preceding his or her separation from service. Notwithstanding the previous sentence, a business activity will not be treated as a Competitive Activity if the geographic marketing area of the relevant products or services does not overlap with the Bell Atlantic territory (in the case of an Inactive Participant, as such territory existed when he or she separated from service). The Plan Administrator shall have the authority to determine whether a Participant has engaged in Competitive Activities and, if so, what remedies to invoke.

     (e) Non-Compete Agreement Upon or After Separation from Service. If (i) a
         -----------------------------------------------------------
Participant has elected to receive distributions from his or her Retirement Contribution Sub-Account to commence upon separation from service or within two years of such separation, or (ii) distributions from such Retirement Contribution Sub-Account would otherwise commence upon separation from service under the default distribution rule of Section 9(c) of the Plan, or (iii) the Participant has directed the Plan Administrator to make distributions from such Retirement Contribution Sub-Account under the Early Withdrawal rule of Section 9(e) of the Plan, any such distributions will be made only if the Participant executes an agreement provided by Bell Atlantic that (x) prohibits the Participant from engaging in Competitive Activities within two years following separation from service, (y) gives Bell Atlantic the right to obtain injunctive relief if the Participant violates such agreement, and (z) includes such other terms and conditions as may be determined by the Plan Administrator; provided, further, that following a Change in Control of Bell Atlantic, no such non-compete agreement shall be required as a condition to making a distribution to a Participant, and any such non-compete agreement that has been executed by a Participant shall become null and void as of the effective date of the Change in Control. If the Participant does not execute a non-compete agreement required by this paragraph (e), (i) no distributions may be made from the Participant's Retirement Contribution Sub-Account for two years following the Participant's separation from service, and (ii) at the conclusion of such two-year period, the balance in the Participant's Retirement Contribution Sub-

Account shall be distributed in accordance with the Participant's distribution election or, if applicable, the default distribution rule of Section 9(c) of the Plan.

11.  UNFUNDED PLAN.
     -------------

     Except as required by the Bell Atlantic Rabbi Trust, no Participating Company shall be required to fund any obligations under this Plan to the Participants or their beneficiaries. Any assets which may be accumulated by a Participating Company to meet its obligations under this Plan shall for all purposes be part of the general assets of such Participating Company. To the extent that any Participant or beneficiary acquires a right to receive distributions under this Plan for which any Participating Company is liable, such rights shall be no greater than the rights of any unsecured general creditor of the applicable Participating Company.

12.  ADMINISTRATION, AMENDMENT AND TERMINATION.
     -----------------------------------------

     (a) Plan Administrator. The Executive Vice President - Human Resources of
         ------------------
Bell Atlantic (or, if that position is vacant, the most senior officer in the Human Resources organization of Bell Atlantic) shall have the authority and responsibility to act as "Plan Administrator", as that term is used in this Plan, including, without limitation, the authority and responsibility to develop administrative guidelines, distribute summary descriptions of the Plan, notify Participants of their rights and obligations under the Plan, and calculate balances of Participant's Accounts and the amount of distributions from the Plan. The Plan Administrator, with the advice of counsel, shall have the right to delegate to one or more persons the authority to decide any dispute raised in any written claim by any Participant or beneficiary. Any appeal from such a claim shall be decided by the Plan Administrator, in his or her sole discretion, and the decision of the Plan Administrator shall be final and binding for the Plan and the Participant or beneficiary.

     (b) Allocation of Administrative and Other Expenses. Participants shall
         -----------------------------------------------
not be charged for their participation in the Plan or their withdrawals from the Plan, except that (i) Participants who make an Early Withdrawal shall be subject to the six percent penalty provided for in Section 9(e) of the Plan, and (ii) the reasonable expenses of administering the Plan may be offset against the earnings of the Investment Funds under the Plan. The Plan Administrator, with the advice of the officers of Bell Atlantic who have responsibility for legal, treasury and accounting matters, shall have authority to establish and maintain cost allocation guidelines which shall govern the allocation of accrued expenses under the Plan for financial accounting purposes, and the determination of any amounts by which Participating Companies are obligated to reimburse each other for disbursements and other expenditures under the Plan. Any such guidelines shall allocate to each Participating Company its reasonable and appropriate share of the direct benefit cost of the Plan, plus any associated administrative cost to the extent such cost is not offset against Investment Fund earnings.

     (c) Amendment and Termination of Plan by HRC. The HRC may at any time amend
         ----------------------------------------
or terminate the Plan, and a Plan amendment or termination under this paragraph
(c), or an administrative amendment under paragraph (d) below, may affect Participants at the time of the amendment or termination as well as future Participants, provided, however, that no amendment or termination of the Plan may adversely affect the rights of any Participant (or beneficiary or estate, in the case of a deceased Participant), without his or her consent, to any benefit under the Plan to which such Participant (or beneficiary or estate) may have previously become entitled prior to the effective date of such amendment or termination. In addition to this general rule protecting the prior rights of Participants, the following specific rules shall apply in the case of certain Plan amendments or termination of the Plan.

           (1) Certain Plan Amendments. If Section 8 of the Plan is amended in a
               -----------------------
manner that allows Investments Funds to differ from the investment funds under the BASP, the Investments Funds under the Plan immediately prior to the effective date of such amendment shall continue to be made available with respect to the entire amount of each then existing balance in a Participant's Account until such time as such existing balance (plus future earnings thereon) has been distributed to the Participant and/or the Participant's estate or beneficiaries in accordance with Section 9 of the Plan. If Section 9 of the Plan is amended to change or eliminate a distribution option, such distribution option, as it existed immediately prior to the effective date of the amendment, shall continue to be made available with respect to the entire amount of each then existing balance in a Participant's Account (plus future earnings thereon).

           (2) Plan Termination. If the Plan is terminated, (i) any existing
               ----------------
deferral elections under Section 4 of the Plan shall be disregarded with respect to compensation earned by Participants after the termination date, and (ii) Participants shall no longer be entitled to the credits provided for in Sections 5 and 7 of the Plan with respect to compensation earned after the termination date. However, the remaining provisions of the Plan shall remain in effect until such time as the entire balance in each Participant's Account has been distributed to the Participant and/or the Participant's estate or beneficiaries in accordance with Section 9 of the Plan.

     (d) Administrative Amendments; Authority to Deny Reinvestment Requests
         ------------------------------------------------------------------
Which Would Result in Short-Swing Profits. The Plan Administrator, with advice
-----------------------------------------
of counsel, may develop additional terms and conditions for the administration of the Plan, and may modify the administrative terms and conditions of the Plan from time to time; provided, however, that the Plan Administrator shall not have the authority to amend the Plan in any manner which alters the amount of compensation or benefits provided by the Plan. Notwithstanding any other provision of this Plan, the Plan Administrator shall have the authority (i) to adopt amendments to the Plan which the Plan Administrator determines, with the advice of counsel, are necessary or appropriate to ensure that transactions under the Plan are exempt, to the maximum extent practicable, from the short-swing trading provisions of Section 16(b) of the Securities Exchange Act of 1934, and (ii) to refuse any investment redirection request by a Participant who is subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934 if the Plan Administrator determines, with the advice of counsel, that fulfilling such investment redirection request would cause the Participant to have engaged in matching purchase and sale transactions which give rise to a short-swing profit which the Participant would have a legal obligation to disgorge to Bell Atlantic.

     (e) Determination and Withholding of Taxes.  The Plan Administrator shall
         --------------------------------------
have full authority, with or without the consent of a Participant, to withhold from any compensation being deferred under this Plan, and to withhold from a Participant's other compensation from any and all sources, any taxes applicable to deferred amounts including, without limitation, any FICA taxes and any income taxes occasioned by the withholding of FICA taxes. The Plan Administrator shall also have full authority to determine whether any FICA taxes apply with respect to credits made to a Participant's Matching Contribution Sub-Account or Retirement Contribution Sub-Account and, in the event that any such taxes apply, to withhold such taxes from the Participant's other compensation from any and all sources. The Plan Administrator shall furthermore have full authority to satisfy the responsibility of any Bell Atlantic Company to withhold taxes with respect to a Participant, including FICA taxes, by withholding such taxes from any elective distributions under the Plan to the Participant or his beneficiaries or estate or, if necessary, by directing a distribution from the Plan to satisfy such withholding responsibility.